Exhibit 10.7

COMMON SECURITIES CERTIFICATE

        THIS COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION. THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT

Certificate Number	Number of Common Securities: 1,238
C-1

Certificate Evidencing Common Securities

of

BRESLER & REINER STATUTORY TRUST I

Common Securities

(liquidation amount $1,000 per Common Security)

        Bresler & Reiner Statutory Trust I, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Bresler & Reiner, Inc., a Delaware corporation (the "Holder") is the registered owner of 1,238 common securities of the Trust representing undivided common beneficial interests in the assets of the Trust and designated the Bresler & Reiner Statutory Trust I Common Securities (liquidation amount $1,000 per Common Security) (the "Common Securities"). Except in accordance with Section 5.11 of the Trust Agreement (as defined below), the Common Securities are not transferable and, to the fullest extent permitted by law, any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of November 29, 2005 as the same may be amended from time to time (the "Trust Agreement"), among Bresler & Reiner, Inc., as Depositor, JPMorgan Chase Bank, National Association, as Property Trustee, Chase Bank USA, National Association, as Delaware Trustee, the Administrative Trustees named therein and the Holders, from time to time, of Trust Securities. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

        Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

        This Common Securities Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

        Terms used but not defined herein have the meanings set forth in the Trust Agreement.

        IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed on behalf of the Trust this certificate this 29th day of November, 2005.

BRESLER & REINER STATUTORY TRUST I
By:	/s/ SIDNEY M. BRESLER
Name: Sidney M. Bresler Administrative Trustee